Exhibit 99.2

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data, unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2012	2011	2012	2011

Revenue	$132,738	$150,659	$469,866	$558,775
Cost of operations	55,352	52,979	216,361	201,677
Sales and marketing	32,598	30,165	127,659	124,326
General and administrative	23,767	23,657	97,618	91,271
Depreciation and amortization	8,248	6,872	28,399	26,801
Interest income	22	24	86	112
Interest expense	5,834	5,809	23,334	20,645
Gain on investments	—	3,837	8,074	18,516
Restructuring	7,579	—	7,579	—
Other expense	—	2,275	2,297	2,328

(Loss) income from continuing operations before income tax provision (benefit)	(618)	32,763	(25,221)	110,355
Income tax provision (benefit)	5,470	13,561	(2,134)	46,167

(Loss) income from continuing operations	(6,088)	19,202	(23,087)	64,188
Income from discontinued operations, net of tax	—	—	2,743	10,388

Net (loss) income	$(6,088)	$19,202	$(20,344)	$74,576

Basic (loss) income per common share:
(Loss) income from continuing operations	$(0.12)	$0.34	$(0.45)	$1.11
Income from discontinued operations	—	—	0.05	0.18

Net (loss) income	$(0.12)	$0.34	$(0.40)	$1.29

Diluted (loss) income per common share:
(Loss) income from continuing operations	$(0.12)	$0.33	$(0.45)	$1.08
Income from discontinued operations	—	—	0.05	0.17

Net (loss) income	$(0.12)	$0.33	$(0.40)	$1.25

Weighted-average shares outstanding used in computing (loss) income per common share:
Basic	49,041	55,685	50,862	57,356

Diluted	49,041	68,326	50,862	59,124

WEBMD HEALTH CORP.

CONSOLIDATED SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2012	2011	2012	2011
Revenue
Public portal advertising and sponsorship	$112,257	$130,821	$391,339	$477,325
Private portal services	20,481	19,838	78,527	81,450

	$132,738	$150,659	$469,866	$558,775

Earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”) (a)	$30,049	$54,626	$73,149	$181,238

Interest, taxes, non-cash and other items (b)
Interest income	22	24	86	112
Interest expense	(5,834)	(5,809)	(23,334)	(20,645)
Income tax (provision) benefit	(5,470)	(13,561)	2,134	(46,167)
Depreciation and amortization	(8,248)	(6,872)	(28,399)	(26,801)
Non-cash stock-based compensation	(9,028)	(10,768)	(44,921)	(39,737)
Gain on investments	—	3,837	8,074	18,516
Restructuring	(7,579)	—	(7,579)	—
Other expense	—	(2,275)	(2,297)	(2,328)

(Loss) income from continuing operations	(6,088)	19,202	(23,087)	64,188
Income from discontinued operations, net of tax	—	—	2,743	10,388

Net (loss) income	$(6,088)	$19,202	$(20,344)	$74,576

(a)	See Annex A-Explanation of Non-GAAP Financial Measures.
(b)	Reconciliation of Adjusted EBITDA to net (loss) income.

WEBMD HEALTH CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	December 31,
	2012	2011
Assets
Cash and cash equivalents	$991,835	$1,121,217
Accounts receivable, net	106,622	121,335
Prepaid expenses and other current assets	13,882	12,690
Deferred tax assets	10,328	20,482

Total current assets	1,122,667	1,275,724

Property and equipment, net	66,604	57,139
Goodwill	202,104	202,104
Intangible assets, net	16,105	19,999
Deferred tax assets	56,039	55,017
Other assets	27,106	31,042

Total Assets	$1,490,625	$1,641,025

Liabilities and Stockholders’ Equity
Accrued expenses	$64,256	$55,238
Deferred revenue	92,176	88,055
Liabilities of discontinued operations	1,506	1,506

Total current liabilities	157,938	144,799

2.25% convertible notes due 2016	400,000	400,000
2.50% convertible notes due 2018	400,000	400,000
Other long-term liabilities	22,698	21,790

Stockholders’ equity	509,989	674,436

Total Liabilities and Stockholders’ Equity	$1,490,625	$1,641,025

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Years Ended
	December 31,
	2012	2011
Cash flows from operating activities:
Net (loss) income	$(20,344)	$74,576
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Income from discontinued operations, net of tax	(2,743)	(10,388)
Depreciation and amortization	28,399	26,801
Non-cash interest, net	4,326	3,758
Non-cash stock-based compensation	44,921	39,737
Deferred income taxes	(2,337)	13,696
Gain on investments	(8,074)	(18,516)
Changes in operating assets and liabilities:
Accounts receivable	14,713	13,113
Prepaid expenses and other, net	(1,589)	1,416
Accrued expenses and other long-term liabilities	9,429	2,511
Deferred revenue	4,121	(8,988)

Net cash provided by continuing operations	70,822	137,716
Net cash provided by (used in) discontinued operations	4,324	(440)

Net cash provided by operating activities	75,146	137,276

Cash flows from investing activities:
Proceeds received from ARS option	9,269	21,566
Purchases of property and equipment	(35,171)	(20,911)

Net cash (used in) provided by investing activities	(25,902)	655

Cash flows from financing activities:
Proceeds from exercise of stock options	827	28,339
Cash used for withholding taxes due on stock-based awards	(2,740)	(9,234)
Net proceeds from issuance of the 2.50% Notes and 2.25% Notes	—	774,745
Purchases of treasury stock	(177,090)	(241,263)
Excess tax benefit on stock-based awards	377	30,198

Net cash (used in) provided by financing activities	(178,626)	582,785

Net (decrease) increase in cash and cash equivalents	(129,382)	720,716
Cash and cash equivalents at beginning of period	1,121,217	400,501

Cash and cash equivalents at end of period	$991,835	$1,121,217